UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 14, 2009
Date of Report (Date of earliest event reported)

RENTRAK CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-15159	93-0780536
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Airport Center
7700 N.E. Ambassador Place
Portland, Oregon 97220
 (Address of principal executive offices, zip code)

(503) 284-7581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2009, Rentrak Corporation (“Rentrak”) entered into a Master Purchase Agreement (the “Purchase Agreement”) with The Nielsen Company (US), LLC, a Delaware limited liability company (the “Seller”), pursuant to which Rentrak will acquire the shares of Nielsen EDI Limited, a private limited liability company incorporated and registered under the laws of England and Wales, and certain of the Seller’s assets in the United States, Australia, Germany, France, Mexico, Argentina, and Spain relating exclusively to the portion of the Seller’s business that provides information management and business intelligence services by gathering and tracking theatrical gross receipt ticket sales and related information at movie theaters in certain countries for films and pay-per-view screenings at such facilities (collectively, the “EDI-Business”).

As consideration for the acquisition of the EDI-Business, Rentrak has agreed to pay US$15,000,000 and to assume certain liabilities of the EDI-Business.  The Purchase Agreement contains customary representations, warranties and covenants. The closing is subject to customary conditions, including the receipt of any requisite governmental approval. Under the Purchase Agreement, the Seller has agreed to notify or consult with all requisite works councils and other similar employee representative bodies.  In addition, the parties have agreed that the Purchase Agreement shall not be considered binding on them in certain countries until the requisite consultation processes with the employee representative bodies have been completed. Subject to certain limitations, each party has also agreed to indemnify the other parties for breaches of representations, warranties and covenants and other specified matters.

Rentrak and the Seller will enter into a Data License Agreement that will provide continued access to certain box office sales information for certain of the Seller’s existing products and services that currently use or feature such data and a Transition Services Agreement that will provide certain services to Rentrak on a transitional basis.

  The foregoing summary of the Purchase Agreement does not purport to describe all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the Securities and Exchange Commission following the consummation of the transactions contemplated therein.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

99.1	Press Release entitled “Rentrak to Have Global Footprint with Acquisition of Nielsen EDI” issued by Rentrak Corporation on December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTRAK CORPORATION

Date: December 14, 2009	By:	/s/ David Chemerow
David Chemerow
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “Rentrak to Have Global Footprint with Acquisition of Nielsen EDI” issued by Rentrak Corporation on December 15, 2009.